Exhibit 10.1

THIRD AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Third Amendment to Amended and Restated Employment Agreement dated as of

May 2, 2022 (this “Amendment”) is by and between The Greenbrier Companies, Inc. (the “Company”) and William A. Furman (“Executive”) and amends the terms of that certain Amended and Restated Employment Agreement, dated as of August 28, 2012, between the Company and Executive (the “Agreement”), as amended by the First Amendment to Amended and Restated Employment Agreement, dated as of December 13, 2013 and the Second Amendment to Amended and Restated Employment Agreement, dated as of July 6, 2020, between the Company and Executive (collectively with the Agreement, the “Amended Agreement”).

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1. Section 1.1 of the Amended Agreement is hereby amended and restated to read in its entirety as set forth below. For the avoidance of doubt, this Amendment shall have no effect on the compensation of Executive pursuant to the Amended Agreement, including without limitation the right to receive an Annual Bonus for the fiscal year ending August 31, 2022 and the vesting of equity awards scheduled to vest on September 1, 2022.

1.1 Employment of Executive. The Company agrees to employ Executive, and Executive agrees to serve, until 11:59 p.m. Pacific time on August 31, 2022 as the Executive Chair of the Company’s Board of Directors (the “Board”) upon the conditions set forth in this Agreement. The position of Executive Chair shall be an executive officer of the Company. The Company further agrees to employee Executive, and Executive agrees to serve, as an employee of the Company through September 1, 2022 (“Retirement Date”). On the Retirement Date, Executive shall be a non-executive officer employee of the Company and, for avoidance of doubt, will be deemed to be providing services to the Company through such date for purpose of any outstanding equity awards. Executive shall be appointed as a member of the Executive Committee of the Board through the Retirement Date if one exists or is created.

Except as amended by this Amendment, the Amended Agreement shall remain in full force and effect.

THE GREENBRIER COMPANIES, INC. EXECUTIVE

By:	/s/ Thomas B. Fargo	/s/ William A. Furman
Title:	Lead Director, Compensation Chair	William A. Furman

Third Amendment to Amended and Restated Employment Agreement